MERGER AGREEMENT AND PLAN OF REORGANIZATION

     This Merger Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of April 21, 1999 by and between U.S. Trucking, Inc., a Colorado corporation ("Buyer"), Prostar Acquisition Corp., a Kentucky corporation ("Sub"), Faust Chitty and Lynn J. Land (collectively, the "Seller"), and Prostar, Inc., a South Carolina corporation (the "Company").

     Whereas, the parties desire that the Company merge with and into Sub upon the terms and conditions set forth herein and in accordance with the laws of the State of South Carolina and the Commonwealth of Kentucky;

     Now, Therefore, in consideration of the mutual terms and conditions herein contained, and intending to be legally bound, it is agreed between the parties hereto as follows:

                                   ARTICLE 1
                                  THE MERGER

     1.1 Merger, Surviving Corporation. In accordance with the provisions of this Agreement and the Business Corporation Act of the State of South Carolina ("SCBCA"), and the Business Corporation Act of the Commonwealth of Kentucky ("KBCA"), at the Effective Time (as such term is defined in Section 1.05 hereof), Sub shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of South Carolina. At the Effective Time, the separate existence of the Company shall cease. All properties, franchises and rights belonging to the Company and Sub, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Sub and the Company.

     1.2 Certificate of Incorporation. The Certificate of Incorporation of Company as in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until altered or amended as provided therein or by law and by the Plan of Merger effecting the Merger.

     1.3  Bylaws. [deleted]

     1.4 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall serve as directors and officers of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the SCBCA.

     1.5 Effective Time. The Merger shall become effective at the time and date that the last of the following two events has occurred: (I) the acceptance for filing of Articles of Merger (the "SCBCA Articles of Merger") by the Secretary of State of the State of South Carolina in accordance with the provisions of Section 33-11-107 of the SCBCA, and (ii) the acceptance for filing of articles of merger (the "KBCA Articles of Merger") by the Secretary of State of the Commonwealth of Kentucky in accordance with Section

271B.11-050 of the KBCA. The KBCA Articles of Merger shall have attached as an exhibit thereto a fully executed Plan of Merger (the "Plan of Merger") in substantially the form attached as Exhibit A hereto. The SCBCA and the KBCA Articles of Merger shall be executed by Sub and the Company and delivered to the Secretary of State of the State of South Carolina and the Secretary of State of the Commonwealth of Kentucky, respectively, for filing, as stated above, on the Closing Date provided for in Section 1.8. The date and time when the Merger shall become effective are referred to herein as the "Effective Time."

     1.6 Conversion of Company Shares. Each share of Common Stock of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time into the Merger Consideration provided for in Article II hereof.

     1.7 Sub Common Stock. At the Effective Time, each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into shares of the Company, as the Surviving Corporation in the Merger, without any action on the part of the holder thereof.

     1.8 Closing; Exchange of Certificates. (a) At the Closing provided for in paragraph (b) below, immediately after the Effective Time of the Merger, each Seller shall surrender to the Surviving Corporation all of the outstanding certificates theretofore representing shares of Company Common Stock in exchange for the Merger Consideration payable to him at Closing as provided for herein. Until such certificates are surrendered, outstanding certificates formerly representing shares of Company Common Stock shall be deemed for all purposes as evidencing the right to receive the Merger Consideration into which such shares have been converted as though said surrender and exchange had taken place.

          (b) The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer, on April 24, 1999, or, if all of the conditions precedent to the Closing have not been satisfied on such date, at the request of the party entitled to the benefit of such conditions precedent, on such other date within five business days after the satisfaction of all conditions precedent or such other date as the parties may mutually agree upon (the date of the Closing hereafter the "Closing Date"); provided that the Closing Date shall not be extended beyond April 30, 1999.

     1.9 Merger Consideration. All of the issued and outstanding shares of Common Stock of the Company shall be converted at the Effective Time of the Merger into the right to receive an aggregate of and 200,000 shares of Buyer common stock ("Buyer Shares") and $300,000 cash (collectively, the "Merger Consideration"), such Merger Consideration to be payable to the Sellers pro rata in accordance with their holdings of Company Shares. The Merger Consideration is payable in full at the Closing, provided that the certificates representing the stock consideration may be delivered not later than 15 days after the Effective Time.

     1.10 Tax-free reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and to take such further actions as may be reasonably be required to qualify this transaction as an "A" reorganization. The parties believe that the value of the Buyer Shares to be received by

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Seller in the Merger is equal to not less than 50% of the value of the Company common stock to be surrendered in exchange therefor. The Merger Consideration will be paid solely in exchange for the Company Shares and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Company Shares. Buyer represents now, and as of the Closing, that it presently intends to continue the Company's historic business or use a significant portion of the Company's business assets in a business. Seller acknowledges that he has received his independent tax advice and counsel with respect to the Merger and the transactions contemplated herein and is not relying on representations relating to personal tax matters made by Buyer or its counsel, accountants or advisors with respect thereto.

     1.11 Debt obligations. Buyer shall cause the Company's debt obligations with Transport Clearing and Lamar Rou as previously disclosed to Buyer to be satisfied not later than 30 days after the Effective Time and May 31, 1999, respectively, or the personal guaranties of Company management as to such obligations to be released on or prior to such dates.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller and Company represent and warrant to Buyer as follows:

     2.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina, is qualified as a foreign corporation in good standing under the laws of all of the jurisdictions in which the conduct of its business or the ownership of its properties requires qualification, and has all corporate power and authority to own and lease its properties and to carry on its business as now conducted. The copies of the Company's Certificate of Incorporation, as amended (including any certificates designating the powers, designation, rights and preferences of the Company's capital stock)previously provided to Buyer are true, complete and correct.

     2.2 Subsidiaries. The Company has no subsidiaries and does not (I) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or
(B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     2.3 Capitalization. The Company has authorized capital stock consisting solely of 1,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding.

     All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding options, subscriptions, convertible securities, warrants, preemptive rights, rights of first refusal, proxies, voting agreements, restrictions (other than restrictions on transfer imposed under federal or state securities laws) or agreements or understandings of any character (contingent or otherwise) which restrict or relate to the voting or transfer of, require the issuance, male, purchase or redemption of, or otherwise relate to, such securities.

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     2.4  Title to Shares, Authorizations.

          (a) Seller is the owner, beneficially and of record, of the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions of any kind, other than restrictions on transfer imposed under federal or state securities laws;

          (b) Seller has full power, legal capacity and authority to execute and deliver this Agreement and to transfer the Shares to Buyer without obtaining the consent or approval of any other person or governmental authority. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller;

          (c) This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding Agreement of Seller and is enforceable in accordance with its terms; and

          (d) The delivery of the Shares to Buyer pursuant to this Agreement will transfer to Buyer good title thereto, free and clear of any and all liens, encumbrances and claims of any kind whatsoever.

     2.5 Financial Statements. Seller has delivered to Buyer: (a) unaudited balance sheets of the Company as at December 31, 1998 (the "Balance Sheet" and the "Balance Sheet Date") and each of the years 1996 through 1997, and the related unaudited statements of income for each of the fiscal years then ended. Such financial statements fairly present the financial condition and results of operations of the Company as at the respective dates thereof and for the periods therein referred. Except as reflected in the Balance Sheet, the Company has no actual or contingent liabilities, except for liabilities arising since the Balance Sheet Date in the ordinary course of business, not involving borrowings, which are usual and normal in amount, both individually and in the aggregate and obligations under contracts and commitments accrued in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the financial statements.

     2.6 No Adverse Changes. Since the Balance Sheet Date, the Company has not:

          (i) suffered any material adverse change in its condition (financial or otherwise), operations, assets, properties, business, or prospects and no event has occurred or is contemplated or threatened, which might reasonably be expected to cause such a change in the future;

          (ii) declared any dividend, made any payment, redemption, purchase or distribution or set aside any such payment, in respect of shares of its capital stock or purchased or otherwise acquired any option, warrant or other right to purchase any such capital stock;

          (iii) made any changes in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates); or

          (iv) entered into any agreement or commitment (contingent or otherwise) to do any of the things described in this Section 2.6.


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     2.7  Taxes.  The Company has filed within the time and manner prescribed by law all foreign, federal, state, county and local income, gross receipts, excise, property, sales, use, transfer, employment and other tax returns or reports which are required to be filed by, or with respect to, it and such returns or reports are true and correct in all material respects. The Company has paid all taxes, interest, penalties, assessments or deficiencies shown as due and payable on such reports. The charges, accruals, and reserves for unpaid taxes on the books of the Company as of the Balance Sheet Date, are sufficient in all respects for the payment of all unpaid federal, foreign, state, county and local taxes of the Company accrued for or applicable to all periods ended on or before that date. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes, required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers of authorized depositaries. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or claims pending or matters under discussion with any taxing authority with respect to any tax liability of the Company.

     The Company's federal and state tax returns have not been audited nor has the Company received notice of any audit of federal, state or local income or excise tax returns of the Company and, to the best knowledge of Seller, no properties of any kind of the Company which serve as a basis for the imposition of a tax have been or are in the process of being appraised, examined or reassessed since the filing of the most recent return relating to, or the payment of, such a tax. The Company has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation. The Company has not elected to be treated as a collapsible corporation pursuant to Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material affect on the business, properties, prospects, or financial condition of the Company.

     2.8 Compliance with Laws. The Company has complied in all material respects with all applicable laws and regulations relating to or affecting the business.

     2.9 List and Status of Properties, Contracts and Other Data. Schedule [deleted]

     2.10 Title to Properties, Absence of Liens and Encumbrances. Except for liens in favor of Transport Clearing, the Company has good and marketable title to all of its properties and assets used in its business or owned by it, whether real, personal, tangible or intangible. Subject to the terms of their respective leases, the Company has the right to quiet enjoyment of all its leased real property for the full term of each lease and any renewal option. The Company has all rights of ingress and egress necessary for all operations conducted by it.

     2.11 Accounts Receivable. All accounts receivable of the Company set forth in Schedule 2.11 represent valid sales in the ordinary course of business, and are current and collectible in the ordinary course of business, net of any reserves shown on such Balance Sheet (which reserves are adequate and were calculated consistent with past practice) and none of such accounts

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


receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such reserves. Schedule
2.11 specifically identifies the aging of all receivables as of March 17, 1999. There has been no material adverse change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the Subsidiaries or the allowances with respect thereto, or accounts payable of the Company from that reflected in the Balance Sheet.

     2.12 Licenses and Permits. The Company and each Subsidiary have all licenses, permits and other authorizations (collectively "Licenses") required for the conduct of their businesses as presently conducted; all such Licenses are currently in force and there is no other License required to be held or actions required to be taken by the Company under the laws and regulations of the United States or any state or local subdivision thereof, for the Company and the Subsidiaries to own and lease its properties and to conduct their business in all respects as presently conducted. Schedule 2.12 contains a list of such licenses, permits and authorizations.

     2.13 Labor Matters. The Company is not a party to any collective bargaining agreement. There has not been, and to the best knowledge of Seller there will not be, any material adverse change in relations with employees of the Company as a result of any announcement or consummation of the transactions contemplated by this Agreement. No severance pay liability of the Company will result solely from the consummation of the transactions contemplated herein. None of the employees of the Company or any Subsidiary is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or agency, which materially conflicts with the Company's business as presently or proposed to be conducted. No officer or key employee of the Company has notified the Company he or she is planning to terminate his or her employment. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     2.14  Employee Benefit Plans.

          Neither the Company nor any Subsidiary has ever contributed to any multiemployer pension plan (within the meaning of ""3(37) or 4001(a)(3) of The Employee Retirement Income Security Act of 1974, as amended ("ERISA")), nor has any of them incurred any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) in connection with any complete or partial withdrawal for any such plan.

     The Company has never sponsored or otherwise maintained any employee pension benefit plan (within the meaning of "3(2) of ERISA) or severance pay plan.

     2.15 Litigation. There is no litigation, action, suit, governmental investigation, arbitration, proceeding (including administrative proceedings) (collectively referred to as "Litigation") presently pending or presently threatened against or involving the Company or any of their assets or rights or which could affect the performance of this Agreement or the consummation of the transactions contemplated hereby and Seller knows of no valid basis for any potential litigation. There are no outstanding judgments, awards, orders or decrees against or involving the Company, the Subsidiaries or any of their assets. The Company is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court,

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department, agency, or instrumentality.  The Company is not presently engaged in any legal action to recover moneys due to any of them or damages sustained by any of them.

     2.16 No Violation of Agreements. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Articles of Incorporation of Seller and, do not and will not conflict with, violate, result in a breach of, cause a default under an accelerated performance under or accelerate performance under (whether with notice or lapse of time or otherwise), (I) any provision of law or regulation relating to the business of the Company, (ii) any provision of any order, arbitration award, judgment or decree to which Seller or the Company is subject (iii) any provision of any agreement, license or instrument to which Seller or the Company or any of their assets is subject, or (iv) any other restriction of any kind or character to which the Company or any of its properties is subject, which conflicts, violations, breaches, defaults or accelerations in each of clauses (I), (ii), (iii) or (iv) above would, individually or in the aggregate, adversely affect the Company or which would prohibit or restrict the consummation of the transactions contemplated by this Agreement.

     2.17 Consents Required. The execution, delivery and performance of this Agreement by Seller will not require Seller or the Company to obtain any consent, approval or other action to avoid: (I)the loss of any permit or license or other governmental authorization hold by the Company, (ii) the violation or breach of, or a default under any real property lease or any commitment, note, indenture, mortgage, lien, instrument, license, contract or agreement to which Seller or the Company or any of their assets are subject, or (iii) giving to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the real property leases or material properties, agreements, contracts or business of the Company.

     2.18 Customers and Sales. Schedule 2.18 is a correct and current list or ail customers of the Company and the Subsidiaries together with summaries of the sales made to each customer during the most recent fiscal year. Except as indicated in Schedule 2.18, neither the Company nor any Subsidiary nor Seller has any information, or is aware of any facts, indicating that any of these customers intend to cease doing business with the Company or materially alter the amount of the business they are presently doing with the Company.

     2.19 Disclosure. None of this Agreement, the financial statements referred to in Section 2.5 hereof (including the footnotes thereto); any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Seller or by any of the Company's or any of the Subsidiaries' directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Seller and not known to Buyer which materially and adversely affects the business, prospects or financial condition of the Company or any of the Subsidiaries or their respective properties or assets, which has not been set forth in this Agreement, the financial statements referred to in Section 2.5 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any

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


document or statement in writing which has been supplied by or on behalf of the Seller or by any of the Company's directors or officers in connection with the transactions contemplated by this Agreement.

     2.20 Purchase for Investment. Seller understands that the Buyer Shares are being offered and sold under exemptions from registration provided for under U.S. and state securities laws, that they are purchasing an interest in Buyer without being furnished any offering literature other than Buyer's Quarterly Report on Form 10-QSB with respect to the third fiscal quarter 1998 and the Confidential Offering Memorandum of Buyer dated November 1, 1998 (which the Seller hereby represents and warrants that he has received and read), that this transaction has not been scrutinized by any administrative agency charged with the administration of the securities laws of any jurisdiction because of the private aspects of the offering, that all documents, records and books, pertaining to this investment, have been made available to the Seller and his representatives, including his attorney, his accountant and/or his purchaser representative, and that the books and records of the Buyer will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.

     The Buyer Shares are being acquired by Seller in good faith solely for his own personal account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; and he understands that as a result he must bear the economic risk of the investment for an indefinite period of time because the have not been registered under applicable securities laws and, therefore, cannot be sold unless they are subsequently registered under such laws (which Buyer is not obligated to do, and has no present intention of doing) or unless an exemption from such registration is available.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and Sub represent and warrant to Seller as follows:

     3.1 Organization, Authority. Each of Buyer and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation, and each has full power, legal capacity and authority to execute and deliver this Agreement without obtaining the consent or approval of any other person or governmental authority. The execution, delivery and performance of this Agreement by Buyer and Sub have been duly authorized by all necessary corporate action on the part of Buyer and Sub. This Agreement has been duly and validly executed and delivered by Buyer and Sub and constitutes a valid and binding Agreement of Seller and is enforceable in accordance with its terms.

     3.2 No Violation of Agreements. The execution, delivery and performance of this Agreement by Buyer and Sub and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Articles of Incorporation of Buyer or Sub and, do not and will not conflict with, violate, result in a breach of, cause a default under an accelerated performance under or accelerate performance under (whether with notice or lapse of time or otherwise), (i) any provision of law or regulation relating to the business of the Buyer, (ii) any provision of any order, arbitration award, judgment or decree to which Buyer or Sub is subject (iii) any provision of any agreement, license or instrument to which Buyer or Sub or any of their assets is subject, or (iv) any other restriction of any kind or

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character to which the Buyer or Sub or any of its properties is subject, which conflicts, violations, breaches, defaults or accelerations in each of clauses (), (ii), (iii) or (iv) above would, individually or in the aggregate, adversely affect the Buyer or which would prohibit or restrict the consummation of the transactions contemplated by this Agreement.

     3.3 Consents Required. The execution, delivery and performance of this Agreement by Buyer and Sub will not require Buyer or Sub to obtain any consent, approval or other action to avoid: (I)the loss of any permit or license or other governmental authorization hold by the Company, (ii) the violation or breach of, or a default under any real property lease or any commitment, note, indenture, mortgage, lien, instrument, license, contract or agreement to which Buyer or Sub or any of their assets are subject, or (iii) giving to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the real property leases or material properties, agreements, contracts or business of Buyer, which consent has not already been obtained.

                                   ARTICLE 4
                                INDEMNIFICATION

     4.1 Indemnification by Seller. Seller shall indemnify, defend and hold harmless the Company and Buyer, and their respective officers, directors, employees, affiliates and agents, against and in respect of any and all losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interests penalties and reasonable attorneys' fees (collectively "Damages") that any of them shall incur or suffer, and to the extent not otherwise compensated by insurance, which arise, result from, or relate to the failure of any Seller's representations or warranties to be true and correct, or any breach by Seller of, or any failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement; provided, however that an officer's Certificate (as such term is defined in Section 4.3) covering any item of claimed Damages for which indemnification is sought pursuant to this
Section 4.1 shall have been delivered to Seller prior to the termination of the Survival Period (as defined in Section 4.7) applicable to such representation, warranty, covenant or agreement.

     4.2 Indemnification By Buyer. Buyer shall indemnify, defend and hold harmless Seller in respect of any and all losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively "Damages") that any of them shall incur or suffer, and to the extent not otherwise compensated by insurance, which arise, result from, or relate to the failure of any of Buyer's representations or warranties to be true and correct, or any breach by Buyer of, or any failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit or other instrument furnished or to be furnished by Buyer under this Agreement provided, however, that an Officer's Certificate covering any item of claimed Damages for which indemnification is sought pursuant to this Section 4.2 shall have been delivered to Buyer prior to termination of the Survival Period (as defined in Section 4.7) applicable to such representation, warranty, covenant or agreement. In addition, Buyer shall indemnify and hold harmless Seller from and against any liability they may incur for state and federal income taxes with respect to their ownership of Company shares for calendar years 1998 and 1999.

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     4.3  Officer's Certificate.  If any Damages shall be paid or accrued by any person entitled to be indemnified under this Article 8 (an "Indemnitee") or a claim or proceeding shall be asserted or pending against an Indemnitee which may give rise to any Damages with respect to which such Indemnitee would be entitled to be indemnified hereunder by the other party hereto (an "Indemnitor"), such Indemnitee shall deliver a certificate signed by an officer of Seller, in the case of a claim against Buyer, or by an officer of Buyer, in the case of a claim against Seller (an "Officer's Certificate"), which Officer's Certificate shall:

          (a) state that the Indemnitee has paid or properly accrued Damages, or that a claim has been asserted against such Indemnitee, or a proceeding is pending, which claim or proceeding, in the Indemnitee's judgment, may result in the incurrence of Damages to which the Indemnitee is entitled to indemnification pursuant hereto; and

          (b) specify in reasonable detail each individual item of paid or accrued Damages or each such claim or proceeding and the amount of such paid or accrued Damages or the amount of Damage that, in Indemnitee's judgment, may arise from such claim or proceeding.

     4.4 Objections to Claims. If an Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Officer's Certificate, the Indemnitor shall, within thirty (30) days after delivery to the Indemnitor of such officer's Certificate, deliver to the Indemnitee an Officer's Certificate to such effect, and the Indemnitor and the Indemnitee shall, within the thirty (30) day period beginning on the date of delivery to the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a memorandum setting forth such agreement.

     4.5 Third Party Claims. Promptly after the assertion by any third party of any claim against any Indemnitee that, in the judgment of such Indemnitee, may result in the incurrence by such Indemnitee of Damages for which such indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor from whom such indemnification could be sought an Officer's Certificate with respect to such claim, and such Indemnitor may, at its option, assume and control the defense (including any settlement thereof) of the Indemnitee against such claim. Any Indemnitee shall receive notice of the status, any current developments and management of the claims, and prior written notice of any proposed settlement or conclusion of such claim, and shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be an expense of the Indemnitor unless
(I)the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, or (ii) the employment of such counsel has been specifically authorized by the Indemnitor. If there is a final judgment against an Indemnitee under this Agreement in any such action, or if there is a settlement of any such action effected with the consent of such Indemnitor, such Indemnitor shall, subject, in the case of claims for indemnification against the Seller, to the provisions of Section 4.1, and, in the case of claims for indemnification against Buyer, to the provisions of Section 4.2, indemnify and hold harmless each Indemnitee from and against any Damages by reason of such judgment or settlement.

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     4.6  Agreed Claims.  Claims specified in any Officer's Certificate to which an Indemnitor shall not object in writing within ten (10) days after receipt by such Indemnitor of such Officer's Certificate, claims covered by a memorandum of agreement of the nature described in Section 4.4 and claims which have been reduced to judgment or settled with the consent of the Indemnitor as provided in Section 4.5 are hereinafter referred to, collectively, as "Agreed Claims." The amount of any Agreed Claim shall be paid, in cash, by the Indemnitor to the Indemnitee with respect thereto promptly after the determination thereof.

     4.7 Survival Period. Except for the representations made by Seller under Sections 2.3 and 2.4, and representations breached fraudulently, all which of representation shall survive until the applicable statute of limitations has expired, the representations, warranties, covenants and agreements of Seller and the indemnification by Seller with respect thereto provided for herein shall survive the Closing for a period of three (3) years from the Closing Date, except that Seller's covenant to indemnify Buyer under this Article 8 shall survive such three-year period until all claims properly and timely asserted by Buyer under this Article 8 have been satisfied as provided in this Article 8. The representations, warranties, covenants and agreements of Buyer, and the indemnification by Buyer with respect thereto shall survive until all applicable statutes of limitation shall have expired. For purposes of this Article 8, the respective period of survival of any such representations, warranties, covenants and agreements is referred to as the "Survival Period."

                                  ARTICLE 5
                                MISCELLANEOUS

     5.1 Governing Law, Arbitration. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to conflicts of laws principles. In the event that there shall be a dispute arising out of or relating to this Agreement, any document referred to herein or centrally related to the subject matter hereof, or the subject matter of any of the same, the parties agree that such dispute shall be submitted to binding arbitration in Charleston, South Carolina, under the auspices of, and pursuant to the rules of the American Arbitration Association, as then in effect, or such other procedures as the parties may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by each of the parties to the dispute and the third of which shall be selected by the two arbitrators so selected. Any award issued as a result of such arbitration shall be final and binding between the parties, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The costs of the arbitration shall be shared equally by the parties, provided that the fees, costs, and expenses of the prevailing party (as reasonably determined by the arbitrators), including arbitrators' and reasonable attorney fees incurred in connection with any such arbitration, shall be paid by the losing party in the event the arbitrators determine the
proceeding was brought or defended in bad faith by the losing party.   The
costs and expenses of the prevailing party in collecting any such award shall be paid by the non-prevailing party.

     In such arbitration proceedings, each of the parties shall submit to the arbitrators in writing their respective positions with respect to the dispute for which arbitration proceedings have been commenced, together with such supporting documentation as such party deems necessary or as such arbitrators request. Such arbitrators shall, as soon as practicable after receiving the

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written positions of both parties and all subsequent supporting documentation requested by such arbitrators, and after having heard such testimony as they may deem appropriate, render their decisions as to such dispute, which decision shall be in writing and final and binding on, and nonappealable by, (except as provided by law), the parties hereto. The arbitrators shall issue any injunctive or similar order they deem appropriate. If the arbitrators notify the parties that they believe a portion of a dispute (which may be the entire dispute) is essentially reducible to monetary terms, the arbitrators shall accept the entire position of one of the parties with respect thereto, it being understood that, in such circumstances, such arbitrators shall have no discretion to accept only part of either party's position with respect thereto.

     5.2 Costs. Seller and Buyer shall each bear those expenses attributable to them in connection with this Agreement including their own fees of counsel and brokerage fees.

     5.3 Brokers. Buyer and Seller hereto warrant and represent to each other party hereto that no person is entitled to any commission or finder's fee in connection with the transactions contemplated in this Agreement. Each party hereto agrees to indemnify, defend and hold harmless each other party hereto and the Company against any claim, loss, liability or expense for any such commission or fee incurred by reason of any act, omission or statement of the indemnifying party. The Company does not have any obligation to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Company is a party.

     5.4 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on each of the parties, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     5.5 No Assignment. This Agreement may not be assigned, transferred or hypothecated by any party hereto other than by operation of law except that Buyer may assign in whole or in part its rights and obligations hereunder to its parent company, or any direct or indirect wholly-owned subsidiary of Buyer or Buyer's parent company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties' respective heirs, successors and assigns.

     5.6 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by Buyer and Seller. Unless otherwise required by applicable laws, neither of the parties shall act unilaterally in this regard without the prior approval of the other party, which approval shall not be unreasonably withheld.

     5.7 Severability. If any portion of this Agreement shall be deemed unenforceable by a court of competent jurisdiction, the remaining portions shall remain valid and enforceable.

     5.8 No Third Party Beneficiaries. Except as expressly provided herein, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.


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
     5.9 No strict construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, Buyer, Sub, Seller and the Company have duly executed and delivered this Agreement as of the date first above written.

                               BUYER:

                               U.S. TRUCKING, INC.


                               By: /s/ Danny Pixler
                               Title:  President

                               SUB:

                               PROSTAR ACQUISITION CORP.


                               By: /s/ Danny Pixler
                               Title:  President

                               SELLER:


                               /s/ Faust Chitty
                               Faust Chitty


                               /s/ Lynn J. Land
                               Lynn J. Land

                               PROSTAR, INC.


                               By: /s/ M. Faust Chitty
                               Title:  President

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